GPS FUNDS I
AMENDMENT TO THE
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT effective as of the 1st day of April, 2011, to the Amended and Restated Custody Agreement, dated as of August 20, 2004, as amended (the “Agreement”), is entered into by and between GPS Funds I f/k/a AssetMark Funds, a Delaware statutory trust (the “Trust”) and U.S. Bank, N.A., a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement; and

NOW, THEREFORE, the parties agree as follows:

Effective as of April 1, 2011, AssetMark Funds shall be known as GPS Funds I.  Accordingly, all references to the AssetMark Funds in the Agreement shall be replaced with GPS Funds I.

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Exhibit E, the fees of the Agreement, is attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GPS FUNDS I	U.S. BANK, N.A.

By: _____________________________	By: ________________________________

Name:___________________________	Name: Michael R. McVoy

Title: ____________________________	Title: Vice President

2011

Exhibit B to the Custody Agreement – GPS Funds I

Separate Series of GPS Funds I

GuideMark Large Cap Growth Fund
GuideMark Large Cap Value Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Tax-Exempt Fixed Income Fund
GuideMark Core Fixed Income Fund
GuideMark Opportunistic Equity Fund

2011

Exhibit E to the Custody Agreement – GPS Funds I

U.S. BANK, N.A DOMESTIC CUSTODY SERVICES FEE SCHEDULE EFFECTIVE April 1, 2011

Annual Fee Based Upon Market Value Fund Family:

[   ] basis point on first $ billion
[   ] basis points on the next $[   ] billion
[   ] basis points on assets greater than $[   ] billion
Minimum annual fee:$ [   ] (7 funds)

CCO Support Services - $[   ] Per Year Per Fund Complex*

Portfolio Transaction Fees
$ [    ] per book entry DTC or Federal Reserve transaction
$ [    ] per principal paydown
$ [    ] per short sale/liability
$ [    ] per US Bank repurchase agreement transaction
$ [    ] per option/future contract written, exercised or expired
$ [    ] per mutual fund trade
$ [    ] per definitive (physical) security
$ [    ] per Cedel/Euroclear transaction
$ [    ] per disbursement (waived if U.S. Bancorp is Administrator)
$ [    ] per Fed Wire
$ [    ] per margin variation Fed wire

Variable Amount Demand Notes:  Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates.  Our charge, which is [   ] of [   ]%, is deducted from the variable amount note income at the time it is credited to your account.

•  A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
•  No charge for the initial conversion free receipt.
•  Overdrafts – charged to the account at prime interest rate plus [  ].

Plus Out-Of-Pocket Expenses – Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

2011

Exhibit E (continued) to the Custody Agreement – GPS Funds I

In Addition to the Domestic Custody Fees, the following Global Custody Fees Apply:

Annual Base Fee: [   ] per portfolio, Plus any applicable transaction fees and basis point safekeeping fees, as indicated below.*

GLOBAL CUSTODY SERVICES
ANNUAL FEE SCHEDULE for GPS FUNDS I

Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Latvia	Gov't Bonds	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]
Austria	Equities/Bonds	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Austria	Depo Receipt	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Austria	non ATS ALL	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Mali	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Benin	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Bolivia	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Niger	All	[ ]	$[ ]
Burkina Faso	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
China-Shanghai	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
China-Shenzhen	All	[ ]	$[ ]	Palestinian	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Panama	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Cyprus	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
EASDAQ	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	Equities/Bonds	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Russia	MINFIN	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Senegal	All	[ ]	$[ ]
Euromarkets	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
France	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Guinea Bissau	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]	Togo	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Trinidad & Tobago	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Jamaica	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kazakhstan	Equities	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Kazakhstan	Bonds	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Zimbabwe	All	[ ]	$[ ]
Latvia	Equities/Bonds	[ ]	$[ ]

*Any non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.
 All fees quoted are payable monthly

2011